CUSIP No. 92854T100	Schedule 13G	Page 13 of 15

Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 11, 2022.

Hoya Topco, LLC

By:	/s/Stanley Chia
Name:	Stanley Chia
Title:	President

GTCR FUND XI/B LP

By: GTCR Partners XI/B LP
Its: General Partners

By: GTCR Investment XI LLC
Its: General Partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Chief Legal Officer

GTCR FUND XI/C LP

By: GTCR Partners XI/A&C LP
Its: General Partners

By: GTCR Investment XI LLC
Its: General Partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Chief Legal Officer

CUSIP No. 92854T100	Schedule 13G	Page 14 of 15

GTCR PARTNERS XI/B LP

By: GTCR Investment XI LLC
Its: General Partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Chief Legal Officer

GTCR PARTNERS XI/A&C LP

By: GTCR Investment XI LLC
Its: General Partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Chief Legal Officer

GTCR INVESTMENTS XI LLC

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Chief Legal Officer